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                                                                     Exhibit 5.1

                      [Letterhead of Fraser Milner Casgrain LLP]


May 8, 2002


Meridian Gold Inc.
9670 Gateway Drive, Suite 200
Reno, Nevada  89511-8953

Dear Sirs:

      MERIDIAN GOLD INC. AND BRANCOTE HOLDINGS PLC
      REGISTRATION STATEMENT


We have acted as Canadian counsel to Meridian Gold Inc. ("Meridian") in connection with the filing of a Registration Statement on Form F-4 ("Registration Statement") under the Securities Act of 1933, as amended, for the registration of 21,963,546 Common Shares without nominal or par value of Meridian (the "Meridian Shares") to be issued under a recommended share exchange offer announced on April 4, 2002 ("Offer") to holders of ordinary shares of Brancote Holdings PLC ("Brancote").

For the purposes of this opinion, we have examined an original or a copy of such corporate records of Meridian, such certificates of public officials and representatives of Meridian and such other agreements, instruments, certificates and documents as we have deemed necessary or advisable as a basis for the opinions expressed below. For the purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such documents and the genuineness of all signatures.

We express no opinion as to the laws or any matters governed by any laws of any jurisdiction other than the laws of the Province of Ontario and the laws of Canada applicable therein. The opinions herein are based on the laws of the Province of Ontario and the laws of Canada applicable therein in effect on the date hereof.

Based on and subject to the foregoing, we are of the opinion that the Meridian Shares have been duly authorized and, when issued in accordance with the terms of the Offer, will be validly issued and outstanding as fully paid and non-assessable shares.

                           --------------------------

We are furnishing this opinion in connection with the filing of the Registration Statement with the Securities and Exchange Commission and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written consent.

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We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm name therein.

Yours truly,

"Fraser Milner Casgrain LLP"

/s/ Fraser Milner Casgrain LLP